Exhibit 99.1

Aviat Networks Announces Fiscal Second Quarter 2011 Financial Results

Revenue Above Guidance; Improvement Plans on Track

SANTA CLARA, Calif., Feb. 3, 2011 – Aviat Networks, Inc. (NASDAQ:AVNW), a leading expert in wireless transmission solutions, today reported financial results for the second quarter fiscal year 2011, which ended December 31, 2010.

Revenue for the second quarter of fiscal 2011 was $124.2 million, compared with $122.6 million in the year ago period. Net loss was $12.5 million, or $(0.21) per share, compared with a net loss of $7.9 million, or $(0.13) per share, in the year ago quarter.

Cash and cash equivalents were $102.4 million as of December 31, 2010, compared with $107.8 million as of the end of the prior quarter.

Non-GAAP Financial Results

Non-GAAP net income for the quarter was breakeven or $0.00 per share, compared with a non-GAAP net income of $0.8 million, or $0.01 per share, in the year ago quarter.

Non-GAAP results for the quarter exclude $7.2 million of pre-tax charges primarily composed of the following:

•	$4.0 million of restructuring charges and rebranding costs

•	$0.5 million for the loss on the sale of the NetBoss assets

•	$1.3 million for share-based compensation expense

•	$0.8 million for the amortization of purchased intangibles

A reconciliation of GAAP to non-GAAP financial measures for the quarter and year-to-date comparison with the year ago periods is provided on Table 4 and Table 5 along with the accompanying notes.

Second Quarter Revenue by Segment

Revenue in the North America segment was $40.4 million in the second quarter of fiscal 2011, compared with $49.4 million in the year ago period. International revenue was $83.8 million, compared with $73.2 million in the year ago period.

Business Highlights

The Company is progressing through its restructuring and strategic plans previously announced in Q1. During the quarter, the Company:

•	Reduced headcount consistent with its restructuring plan

•	Announced release of new high capacity Ethernet switching and aggregation for the Eclipse radio platform

•	Announced release of a new ultra-high capacity IP product, the WTM 6000, a 4GB/s trunking system

•	Provided end-of-life notifications for legacy products

•	Significantly resolved supply chain issues from prior quarters

“Aviat Networks made significant progress in its restructuring efforts during the second quarter FY11. Shipments increased substantially, resulting in revenue growth for the first time in several quarters. In addition, as the transition of our internal operations accelerated, cash usage was significantly less than projected. The rate at which we are implementing changes gives us confidence we can complete our previously announced restructuring on schedule by the end of the third quarter of FY11,” said Chuck Kissner, chairman and CEO, Aviat Networks. “We are enthusiastic about the release of several new products, both those announced in Q2 and those which we anticipate announcing soon. These new products, together with a reduced cost base, will position Aviat Networks for long-term growth and a more effective financial model.”

Third Fiscal Quarter 2011 Outlook

Based on current backlog, business trends and operational changes, we believe revenue will be in the range of $115 million to $125 million in the third quarter of fiscal 2011.

Conference Call Details

Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company’s financial results. Those wishing to join the call should dial 480-629-9690 or toll-free at 877-941-2930 (access code 4405930) at approximately 4:20 p.m. A replay also will be available starting approximately one hour after the completion of the call until February 11, 2011. To access the replay, dial 303-590-3030 or toll-free at 800-406-7325 (access code 4405930). A live and archived webcast of the conference call will also be available via the Company’s Web site at http://investors.aviatnetworks.com/events.cfm.

Non-GAAP Measures and Comparative Financial Information

Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses and gains as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance.

Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks

Aviat Networks, Inc. is a leader in wireless transmission solutions. We apply innovation and IP networking expertise toward building a carrier class foundation for future mobile and fixed broadband networks. With more than 750,000 systems installed around the world, Aviat Networks has built a reputation as a leader in offering best-of-breed solutions including LTE-ready microwave backhaul and a complete portfolio of service and support options to public and private telecommunications operators worldwide. With a global reach and local presence in more than 46 countries, Aviat Networks works by the side of its customers allowing them to quickly and cost effectively seize new market and service opportunities. Aviat Networks, formerly Harris Stratex Networks Inc., is headquartered in Santa Clara, California and is listed on NASDAQ (AVNW). For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.

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Media Contact:

Cynthia Johnson, Aviat Networks, (408) 550-3321, cynthia.johnson@aviatnet.com

Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipates”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	our ability to meet projected new product development dates, customer acceptance or anticipated cost reductions of new or planned products;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political, economic and geographic risks on international sales

For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2010 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables to Follow:

Table 1

AVIAT NETWORKS, INC.

Fiscal Year 2011 Second Quarter and Year-to-Date Summary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 31, 2010	January 1, 2010	December 31, 2010	January 1, 2010
	(In millions, except per share amounts)
Revenue from product sales and services	$124.2	$122.6	$233.3	$242.6
Cost of product sales and services	87.4	78.2	172.1	158.4
Amortization of purchased technology	0.1	2.1	0.3	4.2

Gross margin	36.7	42.3	60.9	80.0
Research and development expenses	12.1	10.1	23.2	20.8
Selling and administrative expenses	26.5	35.4	55.7	66.2
Amortization of intangible assets	0.7	1.5	1.4	3.0
Restructuring charges	3.4	1.5	9.0	2.6

Operating loss	(6.0)	(6.2)	(28.4)	(12.6)
Loss on sale of NetBoss assets	(0.5)	—	(4.4)	—
Interest income	—	0.1	0.1	0.1
Interest expense	(0.7)	(0.4)	(1.3)	(0.9)

Loss before income taxes	(7.2)	(6.5)	(34.0)	(13.4)
Provision for (benefit from) income taxes	5.3	1.4	(0.2)	2.3

Net loss	$(12.5)	$(7.9)	$(33.8)	$(15.7)

Net loss per share of common stock
Basic and diluted	$(0.21)	$(0.13)	$(0.58)	$(0.27)

Basic and diluted weighted average shares outstanding	58.4	59.3	58.4	59.1

Table 2

AVIAT NETWORKS, INC.

Fiscal Year 2011 Second Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2010	July 2, 2010(1)
	(In millions)
Assets
Cash and cash equivalents	$102.4	$141.7
Receivables	146.4	104.8
Inventories and unbilled costs	103.2	103.7
Other current assets	28.1	22.3
Property, plant and equipment	36.9	37.6
Goodwill	6.2	6.2
Identifiable intangible assets	5.8	7.5
Non-current deferred taxes	21.1	13.1
Other assets	1.8	10.1

	$451.9	$447.0

Liabilities and Stockholders’ Equity
Short-term debt	$6.0	$5.0
Accounts payable	73.8	58.6
Accrued expenses and other current liabilities	122.2	103.0
Restructuring and other long-term liabilities	10.5	8.9
Redeemable preference shares	8.3	8.3
Stockholders’ equity	231.1	263.2

	$451.9	$447.0

(1)	Derived from audited financial statements.

Table 3

AVIAT NETWORKS, INC.

Fiscal Year 2011 Second Quarter and Year-to-Date Summary

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 31,	January 1,	December 31,	January 1,
	2010	2010	2010	2010
	(In millions)
Operating Activities
Net loss	$(12.5)	$(7.9)	$(33.8)	$(15.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets	0.8	3.5	1.7	7.2
Depreciation and amortization of property, plant and equipment and capitalized software	2.2	4.8	5.8	10.8
Non-cash stock-based compensation expense	1.3	0.5	2.1	1.5
Deferred income tax expense (benefit)	(5.8)	0.9	(7.5)	1.3
Loss on sale of NetBoss assets	0.5	—	4.4	—
Changes in operating assets and liabilities:
Receivables	(26.4)	(18.9)	(38.9)	9.9
Unbilled costs and inventories	(8.6)	9.8	(4.3)	7.9
Accounts payable and accrued expenses	27.5	(2.8)	22.3	(16.2)
Advance payments and unearned income	8.4	4.7	7.0	(2.5)
Restructuring liabilities and other assets and liabilities	8.9	4.9	0.7	(0.3)

Net cash provided by (used in) operating activities	(3.7)	(0.5)	(40.5)	3.9
Investing Activities
Cash received from NetBoss sale	—	—	3.8	—
Cash paid related to acquisition of Telsima	—	—	—	(4.2)
Sales of short-term investments and available for sale securities	—	—	—	0.3
Additions of property, plant and equipment	(1.4)	(5.5)	(3.4)	(9.4)
Additions of capitalized software	(0.4)	(0.6)	(0.7)	(1.5)

Net cash used in investing activities	(1.8)	(6.1)	(0.3)	(14.8)
Financing Activities
Proceeds from short-term debt arrangement	—	—	6.0	—
Payments on short-term debt arrangement	—	—	(5.0)	—
Payments on capital lease obligations	—	(0.2)	—	(0.2)

Net cash provided by (used in) financing activities	—	(0.2)	1.0	(0.2)
Effect of exchange rate changes on cash and cash equivalents	0.1	0.2	0.5	0.7

Net decrease in cash and cash equivalents	(5.4)	(6.6)	(39.3)	(10.4)
Cash and cash equivalents, beginning of period	107.8	133.0	141.7	136.8

Cash and cash equivalents, end of period	$102.4	$126.4	$102.4	$126.4

AVIAT NETWORKS, INC.

Quarter and Two Quarters Ended December 31, 2010 Summaries

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of revenue, cost of product sales and services, gross margin, research and development expenses, selling and administrative expenses, operating loss, loss before income taxes, income taxes, net loss, and net loss per basic and diluted share adjusted to exclude certain costs, charges, gains and losses. Aviat Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4

AVIAT NETWORKS, INC.

Fiscal Year 2011 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarter Ended
	December 31, 2010				January 1, 2010
	As Reported	Non-GAAP Adjustments	Non-GAAP	% of Sales	As Reported	Non-GAAP Adjustments	Non-GAAP	% of Sales
				(In millions, except per share amounts)
Revenue from product sales and services	$124.2	$—	$124.2		$122.6	$—	$122.6
Cost of product sales and services (A)	87.4	(0.1)	87.3		78.2	(0.1)	78.1
Amortization of purchased technology (B)	0.1	(0.1)	—		2.1	(2.1)	—

Gross margin	36.7	0.2	36.9	29.7%	42.3	2.2	44.5	36.3%
Research and development expenses (C)	12.1	(0.8)	11.3	9.1%	10.1	(0.2)	9.9	8.1%
Selling and administrative expenses (D)	26.5	(1.6)	24.9	20.0%	35.4	(1.9)	33.5	27.3%
Amortization of intangible assets (E)	0.7	(0.7)	—		1.5	(1.5)	—
Restructuring charges (F)	3.4	(3.4)	—		1.5	(1.5)	—

Operating (loss) income	(6.0)	6.7	0.7	0.6%	(6.2)	7.3	1.1	0.9%
Loss on sale of NetBoss assets (G)	(0.5)	0.5	—		—	—	—
Interest income	—	—	—		0.1	—	0.1
Interest expense	(0.7)	—	(0.7)	Tax	(0.4)	—	(0.4)	Tax

Income (loss) before income taxes	(7.2)	7.2	—	rate	(6.5)	7.3	0.8	rate
Income tax provision (H)	5.3	(5.3)	—	0%	1.4	(1.4)	—	0%

Net income (loss)	$(12.5)	$12.5	$—		$(7.9)	$8.7	$0.8

Net income (loss) per common share:
Basic and diluted	$(0.21)		$—		$(0.13)		$0.01

Basic and diluted weighted average shares outstanding	58.4		60.1		59.3		59.3

Notes to Table 4:

Note A — Cost of sales and services — Adjustment for the second quarter of fiscal 2011 is to remove non-cash share-based compensation expense of $0.1 million.

For the second quarter of fiscal 2010, amount includes adjustment to cost of product sales and services remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.1 million and non-cash share-based compensation expense of $27,000.

Note B — Amortization of purchased technology — Adjustment is to remove amortization of purchased intangibles.

Note C — Research and development expenses — Adjustment for the second quarters of fiscal 2011 and 2010 is to remove non-cash share-based compensation expense of $0.8 million and $0.2 million, respectively.

Note D — Selling and administrative expenses — Includes adjustments for the second quarter of fiscal 2011 to remove non-cash share-based compensation expense of $0.4 million, expenses related to rebranding and other transitional services in connection with the corporate name change of $0.6 million, and estimated interest and penalty related to historical Harris Corporation’s Brazilian tax liability of $0.5 million.

For the second quarter of fiscal 2010, includes adjustments to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.1 million, non-cash share-based compensation expense of $0.3 million, and expenses related to rebranding in connection with the anticipated change in corporate name required by the license agreement termination notice from Harris Corporation of $1.5 million.

Note E — Amortization of intangible assets — Adjustment to remove amortization of purchased intangibles.

Note F — Restructuring charges — Adjustment to remove charges incurred for restructuring.

Note G — Loss on sale of NetBoss assets — Adjustment to remove the loss incurred on the sale of NetBoss assets to a third party in the first quarter of fiscal 2011.

Note H — Provision for income taxes — Adjustment to reflect a zero percent pro forma tax rate for the second quarters of fiscal 2011 and 2010.

Table 5

AVIAT NETWORKS, INC.

Fiscal Year-to-Date 2011 Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statements of Operations

(Unaudited)

	Two Quarters Ended
	December 31, 2010				January 1, 2010
	As Reported	Non-GAAP	Non- GAAP	% of	As Reported	Non-GAAP	Non- GAAP	% of
		Adjustments		Sales		Adjustments		Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$233.3	$—	$233.3		$242.6	$—	$242.6
Cost of product sales and services (A)	172.1	(0.3)	171.8		158.4	(0.3)	158.1
Amortization of purchased technology (B)	0.3	(0.3)	—		4.2	(4.2)	—

Gross margin	60.9	0.6	61.5	26.4%	80.0	4.5	84.5	34.8%
Research and development expenses (C)	23.2	(1.0)	22.2	9.5%	20.8	(0.3)	20.5	8.5%
Selling and administrative expenses (D)	55.7	(2.3)	53.4	22.9%	66.2	(3.0)	63.2	26.1%
Amortization of intangible assets (E)	1.4	(1.4)	—		3.0	(3.0)	—
Restructuring charges (F)	9.0	(9.0)	—		2.6	(2.6)	—

Operating (loss) income	(28.4)	14.3	(14.1)	-6.0%	(12.6)	13.4	0.8	0.3%
Loss on sale of NetBoss assets (G)	(4.4)	4.4	—		—	—	—
Interest income	0.1	—	0.1		0.1	—	0.1
Interest expense	(1.3)	—	(1.3)	Tax	(0.9)	—	(0.9)	Tax

Loss before income taxes	(34.0)	18.7	(15.3)	rate	(13.4)	13.4	—	rate
Income tax provision (benefit) (H)	(0.2)	0.2	—	0%	2.3	(2.3)	—	16.0%

Net loss	$(33.8)	$18.5	$(15.3)		$(15.7)	$15.7	$—

Net loss per common share:
Basic and diluted	$(0.58)		$(0.26)		$(0.27)		$—

Basic and diluted weighted average shares outstanding	58.4		58.4		59.1		59.1

Notes to Table 5:

Note A — Cost of sales and services — Includes adjustments for the first two quarters of fiscal 2011 and 2010 to remove non-cash share-based compensation expense of $0.2 million and $0.1 million, respectively, and purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $48,000 and $0.2 million, respectively.

Note B — Amortization of purchased technology — Adjustment to remove amortization of purchased intangibles.

Note C — Research and development expenses — Adjustment for the first two quarters of fiscal 2011 and 2010 to remove non-cash share-based compensation expense of $1.0 million and $0.3 million, respectively.

Note D — Selling and administrative expenses — Includes adjustments for the first two quarters of fiscal 2011 to remove non-cash share-based compensation expense of $0.9 million, expenses related to rebranding and other transitional services in connection with the corporate name change of $0.9 million and estimated interest and penalty related to historical Harris Corporation’s Brazilian tax liability of $0.5 million.

For the first two quarters of fiscal 2010, includes adjustments to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.2 million and non-cash share-based compensation expense of $1.2 million. Also includes adjustments to remove expenses related to rebranding in connection with the change in Company name required by the license agreement termination notice from Harris Corporation of $0.6 million and expenses related to implementing new internal information systems required to provide services which were phased out under the Transitional Services Agreement with Harris of $1.0 million.

Note E — Amortization of intangible assets — Adjustment to remove amortization of purchased intangibles.

Note F — Restructuring charges — Adjustment to remove charges incurred for restructuring.

Note G — Loss on sale of NetBoss assets — Adjustment to remove the loss incurred on the sale of NetBoss assets to a third party in the first quarter of fiscal 2011.

Note H — Provision for income taxes — Adjustment to reflect a zero percent pro forma tax rate for the first two quarters of fiscal 2011 and 2010.

Table 6

AVIAT NETWORKS, INC.

Fiscal Year 2011 Second Quarter and Year-to-Date Summary

SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 31,	January 1,	December 31,	January 1,
	2010	2010	2010	2010
		(In millions)
North America	$40.4	$49.4	$76.1	$97.4
International:
Africa	26.2	18.6	49.2	48.5
Europe, Middle East, and Russia	33.7	29.9	62.3	48.5
Latin America and AsiaPac	23.9	24.7	45.7	48.2

Total International	83.8	73.2	157.2	145.2

	$124.2	$122.6	$233.3	$242.6